Exhibit 99.2

Rural Cellular Corporation
Second Quarter 2001 Financial Results Teleconference Commentary
August 7, 2001

Teleconference Administrative topics
Chris Boraas

•	Thanks, Michelle,
•	Good morning, everyone
•	I would like to remind you that this call is being broadcast live through our Web site, at WWW.RCCWIRELESS.COM.
•	An archive will also be available in the investor relations section of our Web site.
•	A Form 8-K will be filed today including as exhibits our 2nd Quarter earnings press release and the text from today's teleconference.
•	Presenting this morning will be Richard Ekstrand, RCC’s President and CEO, and Wesley Schultz, RCC’s chief financial officer.
•	Following the opening remarks, Rick, Wes and Ann Newhall, RCC’s Chief Operating Officer, will be available to take your questions.
•	Before we begin, I want to state that any comments about RCC’s future prospects are forward-looking and therefore involve certain risks and uncertainties, including but not limited to: competitive considerations, success of customer enrollment initiatives, the ability to increase wireless usage and reduce customer acquisition costs, the successful integration of newly acquired operations with RCC’s existing operations, the ability to negotiate favorable roaming agreements, the ability to service debt incurred in connection with expansion, the resolution of certain network technology issues and other factors discussed from time to time in RCC's Report on Form 10-K for the year ended December 31, 2000 and other filings with the Securities and Exchange Commission.
•	And with that, I’ll turn it over to Rick Ekstrand.

CEO Discussion
 Richard Ekstrand

•	Thanks, Chris.
•	Good morning, everyone, and thanks for taking time to participate in our 2nd quarter 2001 teleconference.
•	Last quarter we talked about taking steps making us more efficient, more aggressive and more creative in all that we do.
•	And as shown by the success of the second quarter, these initiatives drove a distinct benefit to our bottom line.
•	In the midst of aggressive competition, we continue to see strong gains in customer growth and are pleased that our consolidated retention levels increased to 98.2% in the second quarter as compared to 98.0% in the first quarter of this year.
•	Our year to date net adds of 43,000 are 31% higher than a year ago and are tracking nicely to our original 2001 guidance.
•	I’d also like to point out how encouraged we are that in June and July, Wireless Alliance had positive net adds.
•	The service plans behind our strong net adds this quarter continue to include either expanded local footprints or increased buckets of local peak and off peak minutes.
•	In both types of plans they provide greater certainty for customers of their monthly costs.
•	The use of expanded local footprints has become increasingly popular because of the rural nature of our service areas.
•	For example, oftentimes making a traditional wire line call to someone 15 miles outside of many of our communities, ends up being a long distance call whereas with our wireless service, it’s just another home minute of use from their bucket of minutes.
•	And as a new product, one just touched on in our last teleconference, we continue testing high-speed wireless internet access in previously under-served rural communities.
•	These communities’ represent a tremendous opportunity.
•	We feel optimistic that wireless internet access is uniquely positioned to fill this growing niche.
•	To further capitalize on our ability to market our services, we’ve evaluated our distribution channels and are changing them to be more balanced and consistent across all region within the Company..
•	In our Midwest region, for example, we believe additional corporate stores will supplement our strong agent distribution program while contributing to increased visibility in our markets, supporting both existing and new customers.
•	During the second quarter, we opened three new corporate stores in the Midwest region and intend to open two more during the third quarter.
•	In other regions we have added to our agent distribution.
•	And as shown in our quarterly numbers, the success related to consistent customer growth has again resulted in record EBITDA of $52.6 million and EBITDA margin of 45.5%.
•	As we look forward, RCC’s existing operating cost structure, as demonstrated by our EBITDA margin, is very well positioned.
•	Yet, as we approach the second half of 2001 and look forward to 2002, we continue to look for new ways of managing our business to leverage existing operations and continue the consolidation of operating functions to drive improved EBITDA margins.
•	Along these lines, we anticipate further consolidation in the Northeast region related to the consolidation of the Saco River service areas and the pending sale of the ILEC.
•	Switching gears now, I’d now like to talk about our networks and how digital technology is affecting them.
•	At the end of the 2nd quarter, 51% of our customers had digital handsets.
•	Because of the continued strong level of migration of our analog customers to digital service plans this year, together with nearly all of our new customers choosing digital service plans, we expect total digital customers to exceed 60% by the end of this year.
•	At the beginning of the year we had expected our year-end digital customers to be closer to 50%.
•	Our significant increase in digital customers together with a 36% increase in home minutes of use per customer this quarter resulted in the 2nd quarter being the first quarter in RCC’s history with digital minutes carried on our network exceeding analog minutes.
•	The steady increase of digital penetration demonstrates our ability and desire to implement new technology.
•	So in that vein, I want you to know that we are now developing concrete plans to build out our Northeast PCS licenses.
•	We expect to be up and running in the Manchestor & Nashua and Portland BTAs, which consist of 1.1 million POPs, before April 2002.
•	We also expect to begin construction of our Midwest Region’s St. Cloud BTA, which includes another 281,000 POPs, before the end of 2001.
•	When fully built out in the Northeast and the Midwest, RCC’s POPs will increase from 5.9 million to approximately 7.3 million.
•	As we have grown through acquisition in the last few years and have seen changes in the roaming dynamic of our company, we realize it has become challenging for you to predict the seasonality of our operations.
•	However, after making progress on certain operating issues stemming from doubling in size several times, as well as the strong momentum generated so far this year, we feel comfortable affirming our original 2001 financial guidance.
•	I’d now like to touch on some future technology issues.
•	The potential for 2.5 and 3G applications is being demonstrated in Asia and we fully expect this technology to someday impact our customers.
•	Although the path to a GSM/GPRS overlay appears to be gaining momentum within the industry, we continue to evaluate how RCC can best position each of its regions to maximize its ROI from these new technologies.
•	We continue to be encouraged by the potential development of GAIT handsets, which should improve the integration of TDMA, GSM and Analog technologies and look forward to the mutual benefit it provides both RCC Cellular and Wireless Alliance.
•	Although we are not ready to discuss 3G cost estimates, I want to assure you that RCC will be a fast follower of proven technology.
•	And now to wrap things up:
•	Our company’s strategies for 2001 of strong retention, consistently high ARPUs and incollect roaming cost management have not changed.
•	We also will continue leveraging existing operations while doing what it takes to meet the growth and performance goals we’ve committed to.
•	And with that, I’ll turn it over to Wesley Schultz for a more detailed review of our second quarter 2001 financial performance and a brief discussion of our expectations for the remainder of the year.

Second Quarter 2001 Financial Review
Wesley Schultz

•	Thanks, Rick.
•	Our 2nd quarter EBITDA of $52.6 million together with our cellular net adds of 21,000 resulted in another strong quarter for RCC.
•	But more importantly, as Rick noted, these results together with our existing business momentum, set the stage for a strong 3rd and 4th quarter and solidly position RCC to achieve the original guidance for 2001 that we provided at the beginning of the year.
•	Before we get into the analysis, however, I’d once again like to mention that because of the “Held for Sale” status of the Saco River ILEC, its financial results are not included in our “As Reported” consolidated income statement.
•	Yet, in light of the guidance we gave at the beginning of the year, we feel it would be useful to also present certain summary level financial information that does include the Saco ILEC.
•	Therefore, my comments today regarding RCC’s financial performance will include the Saco ILEC financial results.
•	A summary including the Saco ILEC financial results is included in the last page of our press release.
•	It is also helpful to have a quarter that for the most part, after taking into account the January 2001 Saco transaction, is comparable to the prior year. In other words this is the first quarter in a long time that is essentially an apples to apples comparison.
•	Now with these points of clarification, let’s talk about our quarter.
•	During the 2nd quarter of 2001, we continued to add customers in our markets and ended the quarter with total cellular post and prepaid customers of approximately 601,000, an increase of 22% from a year ago.
•	And more in line with our past performance, our post paid cellular retention of 98.3% has also rebounded nicely and is comparable to historical levels.
•	Fueled by this strong customer growth and growth from prior periods, service revenues for the 2nd Quarter of 2001, increased 24% over last year to $83 million.
•	With wireless carriers in our adjacent markets continuing to grow their customer base and the normal seasonality in roaming usage, 2nd quarter roaming outcollect trends improved nicely.
•	Although yield for the 2nd quarter was approximately $0.36 per minute as compared to $0.49 per minute last year, increases in outcollect minutes have more than offset the decline in yield, increasing roaming revenue to $28.4 million as compared to $27.1 million last year.
•	AT&T and Verizon continue to contribute approximately 50% and 20% of our total outcollect minutes, respectively.
•	Incollect roaming minutes, as you might expect, also continue to increase.
•	It is important to note however, demonstrating the success of our roaming strategy, the cost per incollect minute for the 2nd quarter declined 35% to approximately $0.26 as compared to $0.40 in the 2nd quarter of 2000.
•	As a result, during the 2nd quarter of 2001, total incollect cost actually decreased to approximately $13.1 million as compared to $13.8 million in the 2nd quarter of 2000.
•	Reflecting these improvements, network cost for this year’s 2nd quarter, as a percentage of revenue, has declined to 23.4% as compared to 23.7% during the 2nd quarter of last year.
•	Also demonstrating improvement, as a percentage of total revenues, SG&A, including our “Held for Sale” ILEC operations, decreased to 26.1% during the first six months of 2001 as compared to 27.7% during the same period in 2000.
•	The combination of our revenue growth and expense management initiatives resulted in EBITDA increasing approximately 31% during the 2nd quarter to a record $52.6 million, including $1.3 million of EBITDA from assets held for sale, as compared to $40.2 million in the 2nd quarter of 2000.
•	EBITDA margin was a record 45.5% for the 2nd quarter as compared to 40.3% during the second quarter of last year.
•	During the 2nd quarter of 2001, we invested approximately $6.9 million in phone service handsets.
•	We do not expect phone service to be as significant in sales promotions during the 3rd and 4th quarters of this year.
•	Now, I’d like to discuss briefly our credit facility.
•	Supported by our strong EBITDA this quarter, we were in a position to pay down our bank debt by $51 million bringing our debt at the end of the 2nd quarter to $1 billion 213 million.
•	Through the 3rd and 4th quarters of 2001, we expect to pay down additional amounts on our bank credit facility through our internally generated cashflow together with proceeds from the sale of the Saco River ILEC and PCS licenses in Oregon.
•	The decrease in bank debt together with lower interest rates, will benefit us going forward. As a result, interest expense in the 3rd quarter should be approximately $2.0 million less than in the 2nd quarter.
•	Our debt leverage as of the end of the 1st quarter of this year was 8.27 times EBITDA on a trailing two quarters basis.
•	As a result of the debt repayment and the strength of the 2nd quarter EBITDA performance, debt leverage has decreased to 6.91 times.

2001 Forward Looking Discussion
 Wesley Schultz

•	And now I would like to share with you some of our expectations regarding 2001.
•	As Rick mentioned earlier, we are affirming the original 2001 guidance we gave during our previous teleconferences.
•	We expected to generate between $205 and $215 million of EBITDA with net post and prepaid customer adds in the 87,000 range in 2001.
•	With the decision to sell the Saco River ILEC and the required financial presentation for these assets held for sale, we need to make sure to note that our EBITDA guidance includes approximately $5 million from the ILEC during 2001.
•	Although we continue to make progress regarding the potential sale of our towers, at this point, we are not in a position to report any additional information to you.
•	We continue to expect capital expenditures during 2001 to be in the $50 to $60 million range, excluding the costs of the buildout of our Northeast and Midwest PCS licenses.
•	As we conclude these prepared remarks, I want to mention that we will not be providing any additional guidance regarding the remainder of 2001 and fiscal 2002 during the Q&A session of this teleconference.
•	Thank you. Now, I will turn the teleconference back to Michelle, who will poll you for any questions.